UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 20, 2019
Kirkland’s, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	000-49885	62-1287151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5310 Maryland Way, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	615-872-4800

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	KIRK	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.07 Submission of Matters to a Vote of Security Holders.
On Thursday June 20, 2019, Kirkland’s Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). A summary of the matters voted upon by the shareholders at that Annual Meeting is set forth below.
Proposal 1. The shareholders elected Susan S. Lanigan, Charlie Pleas, III, and Steven C. Woodward as directors to serve for a three-year term expiring at the 2022 annual meeting or until their successors are elected and qualified.

Nominee	For	Against	Abstain	Broker Non-Votes
Susan. S. Lanigan	9,978,464	436,437	1,380	2,749,299
Charlie Pleas, III	10,247,590	166,925	1,766	2,749,299
Steven C. Woodward	10,030,955	383,610	1,716	2,749,299
Proposal 2. The shareholders approved the amendment of the Company’s amended and restated 2002 Equity Incentive Plan to increase the number of shares available for issuance under that Plan and add a minimum vesting requirement based on the following votes:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	7,926,916	2,486,440	2,925	2,749,299
Proposal 3. The shareholders approved, on an advisory basis, compensation for our named executive officers based on the following votes:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	8,746,597	1,597,534	72,150	2,749,299
Proposal 4. The shareholders ratified the appointment by the Company’s Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year based on the following votes:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	12,493,678	654,651	17,251	—

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland’s, Inc.

June 20, 2019	By:	/s/ Carter R. Todd
Name: Carter R. Todd
Title: Vice President and General Counsel